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                                                                    EXHIBIT 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


     We consent to the reference to our firm under the caption "Experts" and to the use of our reports dated February 5, 1998 regarding the consolidated financial statements and schedules of Thermadyne Holdings Corporation in the Form S-1 Registration Statement and related Prospectus of Thermadyne Mfg. LLC and Thermadyne Capital Corp., to be filed with the Securities and Exchange Commission on or about August 4, 1998.


                                            /s/  ERNST & YOUNG LLP

Orange County, California

August 4, 1998